                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                            IDG BOOKS WORLDWIDE, INC.
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed per Exchange Act Rules 14a-6(i)(4) and 0-11.
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                                   [IDG LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY 9, 1999

To the Stockholders:

     Notice is hereby given that the 1998 Annual Meeting of Stockholders (the "Annual Meeting") of IDG Books Worldwide, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, February 9, 1999 at 10:00 a.m., Pacific Standard Time, at the Sheraton Palace Hotel, 2 New Montgomery Street, San Francisco, CA 94105, for the following purposes:

     1. To elect directors to serve for a term of one year and until each of their respective successors is duly elected.

     2. To approve an amendment to the Company's 1998 Stock Plan to permit the granting of options to purchase Common Stock of the Company to employees and consultants of "Affiliates" of the Company.

     3. To ratify the appointment of Deloitte & Touche LLP as independent accountants of the Company for the fiscal year ending September 25, 1999.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. Only stockholders of record at the close of business on December 15, 1998 are entitled to notice of, and to vote at, the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy card.

                                          By Order of the Board of Directors

                                          [BALL SIG]
                                          John P. Ball
                                          Executive Vice President, Operations
                                          and Administration, and Secretary

Foster City, California
January 13, 1999

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

                           IDG BOOKS WORLDWIDE, INC.
                            ------------------------

                                PROXY STATEMENT
                                      FOR
                      1998 ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

                               PROCEDURAL MATTERS

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of IDG Books Worldwide, Inc., a Delaware corporation (the "Company"), for use at the 1998 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, February 9, 1999 at 10:00 a.m., Pacific Standard Time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Sheraton Palace Hotel, 2 New Montgomery Street, San Francisco, CA 94105. The Company's principal executive offices are located at 919 E. Hillsdale Blvd., Suite 400, Foster City, CA 94404, and its telephone number at that location is
(650) 655-3000.

     This Proxy Statement and the enclosed proxy card were mailed on or about January 13, 1999, together with the Company's 1998 Annual Report to Stockholders, to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE

     Stockholders of record at the close of business on December 15, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 14,080,000 shares of the Company's Class A Common Stock, $0.001 par value (the "Class A Common Stock"), and 200,000 shares of the Company's Class B Common Stock, $0.001 par value (the "Class B Common Stock"), were issued and outstanding and entitled to be voted at the Annual Meeting. For information regarding security ownership by management and by the beneficial owners of more than 5% of the Company's Common Stock, see "Security Ownership of Certain Beneficial Owners and Management." The closing price of the Company's Class A Common Stock on the Nasdaq National Market on the Record Date was $16.875 per share.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a date later than that of the previously submitted proxy, or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION

     Each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock on all matters presented at the Annual Meeting, and each holder of Class B Common Stock is entitled to ten votes for each share of Class B Common Stock on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

     The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram, letter or facsimile.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the voting power of the Common Stock entitled to vote shall constitute a quorum for the transaction of business. The Company intends to include abstentions and broker non-votes as present for purposes of establishing a quorum for the transaction of business, to include abstentions and to exclude broker non-votes from the calculation of shares entitled to vote with respect to any proposal for which authorization to vote was withheld.

PROCEDURE FOR SUBMITTING STOCKHOLDER PROPOSALS

     Any proposal of a stockholder of the Company which is intended to be presented by such stockholder at the Company's Year 1999 Annual Meeting of Stockholders, either pursuant to inclusion in the proxy statement and form of proxy relating to such meeting or otherwise, must be received by the Secretary of the Company no later than September 16, 1999.

     The Company's Bylaws provide that a stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in his capacity as a proponent to a stockholder proposal. In order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder's meeting, stockholders must provide notice as required by the regulations promulgated under the Exchange Act and the proposal must otherwise be eligible for inclusion pursuant to such regulations. In addition, such stockholder's notice shall set forth as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation which are beneficially owned by such person, (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (v) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected).

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES

     The Company's Board of Directors currently consists of six members, each of whom will be elected at the Annual Meeting for a term of one year.

     The Board of Directors has selected the nominees listed below to be re-elected at the Annual Meeting as the members of the Company's Board of Directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for these nominees. In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy; however, the Company has no reason to believe that the listed nominees will be unable or will decline to serve as directors. The directors elected at this Annual Meeting will serve for a term of one year or until the respective director's successor has been elected and qualified.

     The names of the nominees for members of the Company's Board of Directors, their ages as of December 15, 1998, and certain other related information are set forth below. There are no family relationships between any of the nominees.

                 NAME                    AGE          POSITION WITH THE COMPANY
                 ----                    ---          -------------------------
John J. Kilcullen......................  39    Chairman of the Board of Directors and
                                                 Chief Executive Officer
Patrick J. McGovern....................  61    Director
James A. Casella.......................  50    Director
Kelly P. Conlin........................  38    Director
Jack A. Hoeft..........................  52    Director
Lawrence B. Levy.......................  39    Director

     John J. Kilcullen. Mr. Kilcullen has served as Chief Executive Officer of the Company since July 1991 and has been a director of the Company and Chairman of the Board since March 1998. Prior to that, Mr. Kilcullen served as Vice President, Sales and Marketing and Publisher of the Company from April 1990 to July 1991. For the nine years prior to joining the Company, Mr. Kilcullen worked in various sales and marketing capacities for two publishing industry leaders, Bantam/Doubleday, Dell, Inc. and Prentice-Hall, and computer book publisher Que Corporation.

     Patrick J. McGovern. Mr. McGovern has been a director of the Company since its inception in February 1990. Mr. McGovern is the founder and chairman of the board of directors of International Data Group ("IDG"), a Massachusetts corporation and the parent corporation of the Company. Mr. McGovern has served as the Chairman and Chief Executive Officer of IDG and its predecessor since February 1964. Mr. McGovern also serves on the Board of Directors of the Magazine Publishers Association, a number of IDG subsidiaries, and on the Board of Trustees of the Massachusetts Institute of Technology, and the Whitehead Institute for Biomedical Research.

     James A. Casella. Mr. Casella has been a director of the Company since May 1998. Mr. Casella has served as the Chief Operating Officer of IDG, since March 1995. From March 1992 to March 1995, Mr. Casella served as the President of Infoworld Media Group, Inc., a subsidiary of IDG. Mr. Casella also serves on the Board of Directors of BPA International, a privately-held company, and a number of IDG's subsidiaries.

     Kelly P. Conlin. Mr. Conlin has been a director of the Company since January 7, 1999. Mr. Conlin has served as President of IDG since October 1995. Mr. Conlin served as President of IDG Marketing Services from 1991 to October 1995. Mr. Conlin also serves as a director of American Business Press, a privately-held company, and a number of IDG's subsidiaries.

     Jack A. Hoeft. Mr. Hoeft has been a director of the Company since October 1998. Mr. Hoeft is currently a member of the Supervisory Board of Random House, Inc., an international book publisher. Prior to that, Mr. Hoeft served as Chairman and Chief Executive Officer of Bantam/Doubleday, Dell, Inc. from January 1996 to July 1998 and as President and Chief Executive Officer from June 1991 to January 1996. Mr. Hoeft is also a member of the board of directors of the Keeler Tavern Preservation Society and a trustee of the University of Dayton.

     Lawrence B. Levy. Mr. Levy has been a director of the Company since October 1998. Since February 1995, Mr. Levy has served as Executive Vice President and Chief Financial Officer of Pixar, a digital animation movie studio. From April 1991 to February 1995, Mr. Levy held various positions at Electronics For Imaging, Inc., a digital color imaging product company, most recently as Executive Vice President and Chief Financial Officer. Prior to that, Mr. Levy was an attorney with Wilson Sonsini Goodrich & Rosati, a private law firm, where he was elected to membership in February 1990.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of one meeting during fiscal 1998. Each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors during each director's service on the Board and the total number of meetings of the committees upon which he or she served. Certain matters were approved by the Board of Directors and its committees by unanimous written consent. The Board of Directors of the Company has two standing committees: an Audit Committee and a Compensation Committee.

     The Audit Committee, which currently consists of Mr. Hoeft and Mr. Levy, is responsible for, among other things, (i) reviewing and recommending the selection and retention of the Company's independent accountants, (ii) approving the services performed by such accountants, (iii) consulting with such accountants and reviewing with them the results of their examinations, (iv) overseeing compliance with SEC requirements for disclosure of auditors' services and audit committee members and activities, (v) reviewing the Company's accounting and financial resources and (vi) reviewing and evaluating the Company's system of internal accounting controls, policies and procedures. The Audit Committee, which was established in October 1998, held no meetings during fiscal 1998.

     The Compensation Committee, which currently consists of Mr. Hoeft and Mr. Levy, is responsible for (i) reviewing and making recommendations to the Board regarding the compensation policy for the Company's officers and directors, (ii) administering the Company's current stock plans and reviewing and making recommendations regarding other proposed or adopted compensatory plans, (iii) reviewing and making recommendations to the Board regarding all forms of compensation to be provided to the Company's executive officers, (iv) reviewing and making recommendations to the Board regarding general compensation goals and guidelines for the Company's employees, (v) preparing the Report of the Compensation Committee and (vi) authorizing the repurchase of shares from terminated employees pursuant to applicable law. The Compensation Committee, which was established in October 1998, held no meetings during fiscal 1998.

DIRECTOR COMPENSATION

     The Company's directors who are not officers or employees of the Company are paid an annual retainer of $10,000 and a fee of $1,000 for each meeting attended of the Board of Directors or of a committee of the Board. The Company's 1998 Stock Plan provides for automatic grants to non-employee directors of options to purchase 10,000 shares of the Class A Common Stock upon the election of the director and options to purchase 5,000 shares of the Class A Common Stock annually. The 1998 Stock Plan provides that options issuable to directors of the Company who are also officers or directors of IDG will, at the election of IDG, be issued to IDG or an officer, director or employee of IDG designated by IDG. IDG designated that the options to purchase 10,000 shares of the Class A Common Stock issuable to each of Mr. McGovern and Mr. Casella be issued instead to IDG. During fiscal 1998 the Company granted Mr. Kilcullen, in connection with his employment with the Company, options to purchase 250,000 shares of the Class A Common Stock at an exercise price of $11.88 per share. During fiscal 1998, no other directors received options to purchase capital stock of the Company.

REQUIRED VOTE

     The six nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected to the Board of Directors. Votes withheld are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they otherwise have no legal effect under Delaware law.

RECOMMENDATION: THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF MESSRS. KILCULLEN, MCGOVERN, CASELLA, CONLIN, HOEFT AND LEVY.

                                 PROPOSAL NO. 2

                          AMENDMENT TO 1998 STOCK PLAN

GENERAL

     The Board of Directors adopted the Company's 1998 Stock Plan (the "Stock Plan") in May 1998. The Stock Plan provides for the granting to employees (including officers and employee directors) of incentive stock options and for the granting to employees, directors and consultants of nonstatutory stock options. The number of shares of Class A Common Stock reserved for issuance under the Stock Plan is 2,850,000. As of the Record Date, options to purchase a total of 1,853,750 shares of Class A Common Stock were issued and outstanding under the Stock Plan and a total of 996,250 shares remained available for future grant.

PROPOSAL

     In November 1998, the Board of Directors adopted, subject to stockholder approval, an amendment to the Stock Plan to permit the granting of options to purchase shares of Class A Common Stock of the Company to employees and consultants of "Affiliates" of the Company. "Affiliate" means any corporation or other organization that directly, or indirectly through one or more intermediaries, is at least ten percent owned by the Company.

     The Board of Directors believes that the approval of the amendment to the Stock Plan is in the best interests of the Company and its stockholders, as the ability to grant stock options are important factors in attracting, motivating and retaining qualified personnel essential to the success of the Company and any "Affiliates" of the Company.

REQUIRED VOTE

     The affirmative vote by the holders of a majority of the Common Stock present in person or represented by proxy and entitled to vote on the subject matter is required to approve the amendment to the Stock Plan.

RECOMMENDATION: THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO THE STOCK PLAN.

SUMMARY OF THE STOCK PLAN

     The following summary of the Stock Plan is qualified in its entirety by the specific language of the Stock Plan, a copy of which is available to any stockholder upon written request to the Secretary of the Company.

     Purpose. The purposes of the Stock Plan are to attract and retain the best available directors and personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of the Company and to promote the success of the Company's business.

     Administration. The Stock Plan may be administered by the Board of Directors or a committee of the Board of Directors (the "Administrator"). Subject to the provisions of the Stock Plan, the Administrator has the power to determine the terms of the options or stock purchase rights ("SPRs") granted, including the exercise price of each option or SPR, the number of shares subject to each option or SPR, the exercisability thereof, and the form of consideration payable upon such exercise. In addition, the Board of Directors has the authority to amend, suspend or terminate the Stock Plan, provided that no such action may affect any share of Class A Common Stock previously issued and sold or any option or SPR previously granted under the Stock Plan.

     Eligibility; Limitations. The Stock Plan provides that nonstatutory stock options may be granted to employees, directors and consultants. Incentive stock options may be granted only to employees. An optionee who has been granted an option or SPR may, if he or she is otherwise eligible, be granted additional options or SPRs.

     Section 162(m) of the Code limits the deductibility of compensation paid to certain executive officers of the Company. To maximize the Company's deduction attributable to options granted to such persons, the Stock Plan provides that no employee may be granted, in any fiscal year, excluding options to purchase up to 500,000 shares of Common Stock granted in connection with his or her initial service, options to purchase more than 500,000 shares of Common Stock.

     Terms and Conditions of Options. Each option granted under the Stock Plan is evidenced by a written stock option agreement between the optionee and the Company and is subject to the following terms and conditions:

     (a) Exercise Price. The Administrator determines the exercise price of SPRs and options to purchase shares of Common Stock at the time of grant. However, the exercise price of an incentive stock option must not be less than 100% (110% if issued to any person possessing more than 10% of the voting power of all classes of stock of the Company (a "10% Stockholder")) of the fair market value of the Common Stock on the date the option is granted. For so long as the Company's Class A Common Stock is traded on the Nasdaq National Market, the fair market value of a share of Class A Common Stock will be the closing sales price for such stock (or the closing bid if no sales were reported) on the last trading day prior to the date of grant, as reported in The Wall Street Journal or such source as the Administrator deems reliable.

     (b) Exercise of the Option. Each stock option agreement will specify the term of the option and the date when the option is to become exercisable. The terms of such vesting are to be determined by the Administrator. Options granted under the Stock Plan to date generally become exercisable over four years at a rate of one-fourth of the shares subject to the options at the end of one year from the date of grant and 1/48 at the end of each month thereafter and have a ten-year term. The maximum term of an incentive stock option granted to a 10% Stockholder is five years. An option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and by tendering full payment of the purchase price to the Company.

     (c) Form of Consideration. The consideration to be paid for the shares of Common Stock issued upon exercise of an option shall be determined by the Administrator and is set forth in the stock option agreement. Such form of consideration may vary for each option, and may consist entirely of cash, check, promissory note, other shares of the Company's Common Stock, any combination thereof, or any form of consideration as may be provided in the stock option agreement.

     (d) Termination of Employment. In the event an optionee's continuous status as an employee, consultant or director terminates for any reason (other than upon the optionee's death or disability), the optionee may exercise his or her option for three months following termination, unless otherwise provided in the stock option agreement, but only to the extent that the optionee was entitled to exercise the option at the date of such termination (but in no event later than the expiration of the term of such option as set forth in the stock option agreement). Options granted under the Stock Plan to date have generally provided that optionees may exercise their options within thirty days from the date of termination of employment (other than for death or disability).

     (e) Disability. In the event an optionee's continuous status as an employee, consultant or director terminates as a result of permanent and total disability (as defined in Section 22(e)(3) of the Code), the optionee may exercise his or her option, but only within twelve months from the date of such termination, unless otherwise provided in the stock option agreement, and only to the extent that the optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such option as set forth in the stock option agreement).

     (f) Death. In the event of an optionee's death, the optionee's estate or a person who acquired the right to exercise the deceased optionee's option by bequest or inheritance may exercise the option, but only within twelve months following the date of death, unless otherwise provided in the stock option agreement, and only to the extent that the optionee was entitled to exercise it at the date of death (but in no event later than the expiration of the term of such option as set forth in the stock option agreement).

     (g) Term of Options. The term of each option is the term stated in the stock option agreement; provided, however, that, if not stated in the stock option agreement, the term of an incentive stock option shall be ten years. In the case of an incentive stock option granted to a 10% Stockholder, the term may not exceed five years from the date of grant. No option may be exercised by any person after the expiration of its term.

     (h) Nontransferability. An option or SPR is nontransferable by the optionee unless determined otherwise by the Administrator, other than by will or the laws of descent and distribution, and is exercisable during the optionee's lifetime only by the optionee. In the event of the optionee's death, options may be exercised by a person who acquires the right to exercise the option by bequest or inheritance.

     (i) Value Limitation. If the aggregate fair market value (as determined on date of grant) of all shares of Common Stock subject to an optionee's incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as nonstatutory options.

     (j) Other Provisions. The stock option agreement may contain such other terms, provisions and conditions not inconsistent with the Stock Plan as may be determined by the Administrator.

     Stock Purchase Rights. In the case of SPRs, unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement pursuant to which the SPRs are issued shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

     Automatic Grants. The Stock Plan also provides that each director who is not also an officer or employee of the Company (a "non-employee director") shall be automatically granted an option to purchase 10,000 shares of Class A Common Stock on the date on which such person first becomes a non-employee director. Each non-employee director shall also be automatically granted an option to purchase 5,000 shares on March 1 of each year, provided he or she is then a non-employee director and, as of such date, he or she shall have served on the Board of Directors for at least the preceding six months. Options granted to non-employee directors vest in three annual installments commencing on the first anniversary of the date of grant and have a term of ten years. The exercise price of options granted to non-employee directors shall be at least 100% of the fair market value per share of the Class A Common Stock on the date of grant. The Stock Plan provides that options issuable to directors of the Company who are also officers or directors of IDG will, at the election of IDG, be issued to IDG or an officer, director or employee of IDG designated by IDG.

     Adjustment Upon Changes in Capitalization; Corporate Transactions. In the event of changes in the outstanding Common Stock of the Company by reason of any stock splits, reverse stock splits, stock dividends, combinations, reclassifications or any other increase or decrease in the number of issued shares of Common Stock issued without receipt of consideration by the Company, an appropriate adjustment shall be made by the Administrator in the following:
(i) the number of shares of Common Stock subject to the Stock Plan, (ii) the number and class of shares of stock subject to any option outstanding under the Stock Plan, and (iii) the exercise price of any such outstanding option. The determination of the Board as to which adjustments made shall be conclusive. In the event of a proposed dissolution or liquidation of the Company, the Administrator will notify the holders of options as soon as practicable prior to the effective date of such action, and all outstanding options will terminate immediately prior to the consummation of such proposed action. Notwithstanding the above, in the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, the Stock Plan requires that each outstanding option and SPR be assumed or an equivalent option or SPR be substituted by the successor corporation; provided, however, if such successor or purchaser refuses to assume or substitute the then outstanding options and SPRs, the Administrator may fully accelerate the exercisability of all outstanding options and SPRs.

     Amendment and Termination of the Stock Plan. The Board may at any time amend, alter, suspend or terminate the Stock Plan. The Company shall obtain stockholder approval of any amendment to the Stock Plan in such a manner and to such a degree as is necessary and desirable to comply with applicable laws. Any amendment or termination of the Stock Plan shall not affect options already granted and such options shall remain in full force and effect as if the Stock Plan had not been amended or terminated, unless mutually agreed otherwise between the optionee and the Company, which agreement must be in writing and signed by the optionee and the Company. In any event, the Stock Plan shall terminate in May 2008. Any options outstanding under the Stock Plan at the time of its termination shall remain outstanding until they expire by their terms.

FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of
(i) the fair market value of the shares at the date of the option exercise or
(ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. Long-term capital gains are grouped and netted by holding periods. Net capital gains on assets held for more than twelve months are currently taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% Stockholder of the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

     Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on assets held for more than twelve months are currently taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

     The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or 10% Stockholder of the Company.

     Stock Purchase Rights. SPRs will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a SPR. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when a stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to repurchase the stock upon the purchaser's termination of employment with the Company.

At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF SPRS AND OPTIONS UNDER THE STOCK PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S OR CONSULTANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

PARTICIPATION IN THE STOCK PLAN

     The grant of options under the Stock Plan to employees, including the Named Executive Officers (as defined under "Executive Officer Compensation"), is subject to the discretion of the Administrator. As of the date of this proxy statement, there has been no determination by the Administrator with respect to future awards under the Stock Plan. Accordingly, future awards, other than automatic grants to non-employee directors as discussed earlier, are not determinable. Non-employee directors are eligible to participate in the Stock Plan. The following table sets forth information with respect to the grant of options pursuant to the Stock Plan to the Named Executive Officers, to all current executive officers as a group, to all current directors who are not Named Executive Officers as a group and to all employees other than Named Executive Officers as a group during the last fiscal year.(1)

                                                                  NUMBER OF
                                                                  SECURITIES
                                                              UNDERLYING OPTIONS    EXERCISE PRICE
              NAME OF INDIVIDUAL AND POSITION                      GRANTED          ($ PER SHARE)
              -------------------------------                 ------------------    --------------
John J. Kilcullen...........................................       250,000              $11.88
  Chairman of the Board and Chief Executive Officer
Steven H. Berkowitz.........................................       250,000               11.88
  President and Publisher
John P. Ball................................................       100,000               11.88
  Executive Vice President, Operations and Administration,
  and Secretary
Brenda L. McLaughlin........................................        75,000               11.88
  Senior Vice President and Group Publisher
James A. Doehrman...........................................        50,000               11.88
  Vice President and Chief Financial Officer
All Named Executive Officers as a group (5 persons).........       725,000               11.88
All current directors who are not Named Executive Officers
  as a group (4 persons)....................................             0(3)            15.50
All employees, including all current officers who are not
  Named Executive Officers, as a group......................       805,400               12.01(2)

---------------
(1) Excludes options to purchase 400,500 shares of Class A Common Stock granted on November 5, 1998 of the current fiscal year.

(2) Represents a weighted average per share exercise price.

(3) During fiscal 1998, pursuant to its right under the Company's 1998 Stock Plan, IDG designated that the Company issue to IDG the options to purchase 10,000 shares of the Company's Class A Common Stock issuable to each of Mr. McGovern and Mr. Casella upon his election as a director.

                                 PROPOSAL NO. 3

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected Deloitte & Touche LLP, independent accountants, to audit the financial statements of the Company for the fiscal year ending September 25, 1999. Deloitte & Touche LLP has been the Company's auditors since its founding in 1990. Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting to make a statement and respond to appropriate questions.

REQUIRED VOTE

     The Board of Directors has conditioned its appointment of the Company's independent accountants upon the receipt of the affirmative vote by the holders of a majority of the Common Stock present in person or represented by proxy and voting at the Annual Meeting. In the event that the stockholders do not approve the selection of Deloitte & Touche LLP, the appointment of the independent accountants will be reconsidered by the Board of Directors.

--------------------------------------------------------------------------------

   RECOMMENDATION: THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
   VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.
--------------------------------------------------------------------------------

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The Company is a wholly-owned subsidiary of IDG Enterprises, Inc., a Delaware corporation and wholly-owned subsidiary of IDG Holdings, Inc., a Delaware corporation. IDG Holdings, Inc. is a wholly-owned subsidiary of IDG, a majority of the capital stock of which is owned by Patrick J. McGovern, its founder and chairman of the board of directors and a director of the Company. IDG's address is One Exeter Plaza, Boston, Massachusetts 02116. The following table sets forth, as of the Record Date, the beneficial ownership of the Company's Common Stock by the Company's principal stockholder, each of the Named Executive Officers, each of the Company's directors and by all executive officers and directors of the Company as a group.

                                         CLASS A COMMON STOCK       CLASS B COMMON STOCK      ALL COMMON STOCK
                                       ------------------------   ------------------------   ------------------
                                          SHARES       PERCENT       SHARES       PERCENT
                                       BENEFICIALLY      OF       BENEFICIALLY      OF           PERCENT OF
                NAME                     OWNED(1)     OWNERSHIP     OWNED(1)     OWNERSHIP   TOTAL VOTING POWER
                ----                   ------------   ---------   ------------   ---------   ------------------
IDG Enterprises, Inc.(2).............   10,512,416      74.63%      200,000         100%           77.78%
John J. Kilcullen(3).................       33,635          *            --          --                *
Steven H. Berkowitz(3)...............        4,101          *            --          --                *
John P. Ball(4)......................        2,500          *            --          --                *
Brenda L. McLaughlin(3)..............        3,184          *            --          --                *
James A. Doehrman....................           --         --            --          --               --
Patrick J. McGovern(5)...............   10,513,416      74.63       200,000         100            77.78
James A. Casella.....................          500          *            --          --                *
Kelly P. Conlin......................        1,000          *            --          --                *
Jack A. Hoeft(6).....................        6,833          *            --          --                *
Lawrence B. Levy(6)..................        3,333          *            --          --                *
All executive officers and directors
  as a group (10 persons)............   10,568,502      74.73       200,000         100            77.86

---------------
 *  Represents beneficial ownership of less than one percent.

(1) The number and percentage of shares beneficially owned are based on 14,080,000 shares of Class A Common Stock and 200,000 shares of Class B Common Stock outstanding as of the Record Date. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. Shares of Class A Common Stock subject to options that are currently exercisable or exercisable within 60 days of the Record Date are deemed to be outstanding and beneficially owned by the person holding such options for the purpose of computing the number of shares beneficially owned and the percentage ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, and subject to applicable community property laws, such persons have sole voting and investment power with respect to all shares of the Company's Common Stock shown as beneficially owned by them.

(2) Represents shares of Class A Common Stock, including 6,667 shares issuable upon exercise of vested options, and Class B Common Stock owned by IDG Enterprises, Inc., an indirect, wholly-owned subsidiary of IDG of which Mr. McGovern is chairman of the board of directors and of which Mr. McGovern owns a majority of the issued and outstanding capital stock.

(3) Represents vested shares in the Company's Employee Stock Ownership Plan.

(4) Represents shares held by Mr. Ball's wife.

(5) Represents shares of Class A Common Stock, including 6,667 shares issuable upon exercise of vested options and 1,000 shares held by Mr. McGovern's wife, and Class B Common Stock owned by IDG Enterprises, Inc., an indirect, wholly-owned subsidiary of IDG of which Mr. McGovern is chairman of the board of directors and of which Mr. McGovern owns a majority of the issued and outstanding capital stock.

(6) Includes 3,333 shares issuable upon exercise of vested options.

     As a result of its ownership of the Company's Common Stock, IDG will be able to influence significantly matters affecting the Company and will be in a position to direct the election of all members of the Board of Directors and to control all actions that require the approval of a majority of the voting share capital of the Company.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the compensation paid to the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers (collectively, the "Named Executive Officers") during the Company's fiscal years ended September 30, 1997 and September 30, 1998.(1)

                                                 ANNUAL COMPENSATION     LONG-TERM
                                                ---------------------   COMPENSATION      ALL OTHER
      NAME AND PRINCIPAL POSITION        YEAR   SALARY($)    BONUS($)    AWARDS(2)     COMPENSATION($)
      ---------------------------        ----   ---------    --------   ------------   ---------------
John J. Kilcullen......................  1998   $270,000     $422,600     $14,400         $233,402(3)
  Chief Executive Officer                1997    260,000      336,975      21,000          559,012(4)
Steven H. Berkowitz....................  1998    210,000      336,060      14,400          175,053(3)
  President and Publisher                1997    200,000      281,358      21,000           88,783(3)
John P. Ball...........................  1998    190,000      161,755      14,400               --
  Executive Vice President, Operations
     and                                 1997    175,000      114,775      21,000               --
  Administration, and Secretary
Brenda L. McLaughlin...................  1998    165,000      101,979      14,400               --
  Senior Vice President and Group
     Publisher                           1997    144,769       66,675      21,000
James A. Doehrman......................  1998    165,000       79,737      14,400               --
  Vice President and Chief Financial
     Officer                             1997     28,558(5)        --      16,773           50,000(6)

---------------
(1) The Company's fiscal year ends on last Saturday in September. Fiscal years 1997 and 1998 ended on September 27, 1997 and September 26, 1998, respectively. For convenience, fiscal year-ends are denoted occasionally herein as September 30.

(2) Represents contribution by the Company to its Employee Stock Ownership Plan.

(3) Consists of deferred compensation. The deferred compensation programs pursuant to which Mr. Kilcullen and Mr. Berkowitz received such amount were terminated at the end of fiscal 1998.

(4) Consists of $468,378 of deferred compensation and $90,634 of relocation expense reimbursement. The deferred compensation programs pursuant to which Mr. Kilcullen received such amounts were terminated at the end of fiscal 1998.

(5) Represents compensation from July through September 1997 based on an annual salary of $165,000.

(6) Represents Mr. Doehrman's relocation expense allowance.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information regarding stock options granted during the fiscal year ended September 30, 1998 to each of the Named Executive Officers.

                 OPTION GRANTS IN YEAR ENDED SEPTEMBER 30, 1998

                                               INDIVIDUAL GRANTS
                              ---------------------------------------------------
                                           % OF TOTAL                                POTENTIAL REALIZABLE VALUE
                                NO. OF      OPTIONS                                  AT ASSUMED ANNUAL RATES OF
                              SECURITIES   GRANTED TO                               STOCK PRICE APPRECIATION FOR
                              UNDERLYING   EMPLOYEES      EXERCISE                         OPTION TERM(3)
                               OPTIONS     IN FISCAL       PRICE       EXPIRATION   -----------------------------
                               GRANTED      1998(1)     ($)/SHARE(2)      DATE          5%($)          10%($)
                              ----------   ----------   ------------   ----------   -------------   -------------
John J. Kilcullen...........   250,000        16.3%        $11.88      5/06/2008     $1,422,004      $3,896,933
Steven H. Berkowitz.........   250,000        16.3          11.88      5/06/2008      1,422,004       3,896,933
John P. Ball................   100,000         6.5          11.88      5/06/2008        568,802       1,558,773
Brenda L. McLaughlin........    75,000         4.9          11.88      5/06/2008        426,601       1,169,080
James A. Doehrman...........    50,000         3.3          11.88      5/06/2008        284,401         779,387

---------------
(1) Based on a total of 1,530,400 options granted to all employees, consultants and directors during fiscal 1998.

(2) Represents the fair market value of the underlying Common Stock as determined by the Board of Directors on the date of grant.

(3) The potential realizable value at 5% and 10% appreciation is calculated by assuming that the last reported sales price of $11.00 per share on September 30, 1998 appreciates at the indicated rate for the remaining portion of the term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent the Company's prediction of its stock price performance.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth, as to the Named Executive Officers, certain information concerning stock options exercised during fiscal 1998 and the number of shares subject to exercisable and unexercisable stock options as of September 30, 1998. The table also sets forth certain information with respect to the value of stock options held by such individuals as of September 30, 1998.

                    FISCAL YEAR AGGREGATED OPTION EXERCISES
                       AND FISCAL YEAR-END OPTION VALUES

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                SHARES                    OPTIONS AT FISCAL YEAR-END          FISCAL YEAR-END
                              ACQUIRED ON      VALUE      ---------------------------   ---------------------------
            NAME               EXERCISE     REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              -----------   -----------   -----------   -------------   -----------   -------------
John J. Kilcullen...........      --            --            --           250,000          --             --
Steven H. Berkowitz.........      --            --            --           250,000          --             --
John P. Ball................      --            --            --           100,000          --             --
Brenda L. McLaughlin........      --            --            --            75,000          --             --
James A. Doehrman...........      --            --            --            50,000          --             --

                 RELATIONSHIP WITH IDG AND CERTAIN TRANSACTIONS

PRINCIPAL STOCKHOLDER; CONTROL OF THE COMPANY

     The Company is a wholly-owned subsidiary of IDG Enterprises, Inc., a Delaware corporation and wholly-owned subsidiary of IDG Holdings, Inc., a Delaware corporation. IDG Holdings, Inc. is a wholly-owned subsidiary of IDG, the majority of the capital stock of which is owned by Patrick J. McGovern, its founder and chairman of the board of directors and a director of the Company. Through its subsidiaries, IDG currently owns 10,512,416 shares of the Class A Common Stock and all of the 200,000 shares of Class B Common Stock, together representing 77.78% of the voting power of the Company.

     As a result of its ownership of Class A Common Stock and Class B Common Stock, IDG is able to influence significantly matters affecting the Company and is in a position to control all actions that require the approval of a majority of the voting share capital of the Company, including amendments to the Company's Certificate of Incorporation and any business combinations, and to direct the election of all members of the Board of Directors. Nonetheless, Delaware law requires that the members of the Board of Directors and officers owe a fiduciary duty to the Company regardless of conflicting interests of any other entity with which they may be affiliated.

INTERCOMPANY AGREEMENTS

     The Company and IDG have entered into certain agreements for the purpose of defining their ongoing relationship. These agreements were developed in the context of a parent/subsidiary relationship and therefore are not the result of arms-length negotiations between independent parties. Although there can be no assurance that these agreements or the transactions contemplated by these agreements have been effected on terms at least as favorable to the Company as could have been obtained from unaffiliated third parties, the Company believes that such agreements taken as a whole are fair to both parties and that the amount of the expenses contemplated by the agreements would not be materially different if the Company operated on a stand-alone basis.

     Corporate Services Agreement. The Company and IDG have entered into a Corporate Services Agreement (the "Corporate Services Agreement") pursuant to which IDG provides the following administra-tive services to the Company: tax services, accounting, insurance, employee benefits, corporate record keeping, payroll and trademark maintenance services. The monthly fee under the Corporate Services Agreement is $44,000. After an initial period of service, the Company will be entitled to have these services provided on a monthly basis at the same monthly fee. In addition, the Company may request certain additional services, including legal, corporate development and public relations services, to be provided from time-to-time in the future. The Corporate Services Agreement may be terminated by the Company on 90 days notice or by IDG when it ceases to own a majority of the outstanding voting stock of the Company.

     Registration Rights Agreement. The Company and IDG Enterprises, Inc., an indirect wholly-owned subsidiary of IDG, have entered into a Registration Rights Agreement (the "Registration Rights Agreement"). The Registration Rights Agreement entitles IDG Enterprises, Inc. to include its shares of Common Stock of the Company in any future registration of common stock made by the Company. The Company has agreed pursuant to the terms of the Registration Rights Agreement to pay all costs and expenses, other than underwriting discounts and commissions related to shares to be sold by IDG Enterprises, Inc. and expenses of legal counsel for IDG Enterprises, Inc., in connection with any such registration.

     Trademark License Agreement. In connection with the initial public offering of the Company, IDG transferred to the Company certain trademarks owned by IDG that relate to publications and products of the Company. In addition, the Company and IDG have entered into a Trademark License Agreement (the "Trademark License Agreement") pursuant to which IDG has granted to the Company a royalty-free license to use certain trademarks in conjunction with publications and products currently produced and held by the Company. Currently all of the Company's publications use trademarks covered by the Trademark License Agreement. These trademarks generally include references to "IDG," but do not include the ". . . For Dummies" trademark or the names of the Company's other publications, which are owned by the Company. The Trademark License Agreement provides that if IDG's voting interest in the Company is reduced to less than 30%, the parties will negotiate in good faith to reach an agreement providing for the continued use of the trademarks, including the IDG Books mark. If the parties were unable to reach such an agreement, the Company would be required to cease using marks covered by the Trademark License Agreement. The license also may be terminated by IDG upon a breach of the Trademark License Agreement or the insolvency of the Company.

     Noncompetition Agreement. IDG has agreed that, until the earlier of five years after the initial public offering of the Company or such time as IDG ceases to own at least a majority of the voting power of the Company, it will not, directly or indirectly, as a partner, stockholder, investor or otherwise, own a majority share or be responsible for the management of any corporation or other entity the business objectives or activities of which are carried on anywhere in the world and consist primarily of book publishing.

     Tax Allocation Agreement. IDG and the Company have entered into a Tax Allocation Agreement that provides for the allocation between IDG and the Company of all responsibilities, liabilities and benefits relating to taxes paid or payable by either IDG or the Company for all taxable periods, whether beginning before, on, or after the initial public offering of the Company. The Company currently files its own federal and most state income tax returns.

SHARE EXCHANGE AGREEMENT

     Employees of the Company were historically covered by the IDG Employee Stock Ownership Plan (the "IDG Plan"), pursuant to which their accounts were invested primarily in common stock of IDG. The IDG Books Employee Stock Ownership Plan (the "IDG Books Plan") was adopted effective May 6, 1998 with respect to the eligible employees of the Company as of October 1, 1997. Participants in the IDG Plan who were then employees of the Company then became participants in the IDG Books Plan.

     As of May 21, 1998, the accounts of the employees of the Company and the shares of common stock of IDG attributable to such accounts were transferred from the IDG Plan to the IDG Books Plan. As of that date, all of the common stock of IDG held by the IDG Books Plan was exchanged for an aggregate of 394,251 shares of Class B Common Stock of the Company on behalf of employees of the Company pursuant to the terms of a Share Exchange Agreement among the Company, IDG and a subsidiary of IDG. In connection with the exchange of the shares of common stock of IDG for shares of Class B Common Stock of the Company, the trustee of the IDG Books Plan received an opinion of an independent valuation firm to the effect that the consideration to be received by the IDG Books Plan in exchange for the IDG shares was no less than the fair market value, within the meaning of ERISA, of such IDG shares, and that the exchange was fair to the IDG Books Plan from a financial point of view. Upon consummation of the initial public offering of the Company, 194,251 shares of the Company's Class B Common Stock held by the IDG Books Plan were transferred to IDG Enterprises, Inc. in exchange for an equal number of shares of the Company's Class A Common Stock held by IDG Enterprises, Inc. and were immediately converted into 194,251 shares of Class A Common Stock. Subsequently, the remaining 200,000 shares of Class B Common Stock held by the IDG Books Plan were transferred to IDG Enterprises, Inc. in exchange for an equal number of the Company's Class A Common Stock held by IDG Enterprises, Inc. The Company may be obligated in certain circumstances to repurchase shares from the IDG Books Plan or register shares for resale under the federal securities laws.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and greater than 10% stockholders are required by SEC rules to furnish the Company with copies of all forms they file. Based solely on its review of the copies of such forms received by the Company and written representations from certain reporting persons, the Company believes that, during fiscal 1998, all Section 16(a) filing requirements applicable to its executive officers, directors and 10% stockholders were satisfied, except that the Form 4 for John Ball for July 1998 was filed late.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee was formed in October 1998 and is currently composed of Messrs. Jack A. Hoeft and Lawrence B. Levy. No interlocking relationship exists between any member of the Company's Compensation Committee and any member of any other company's board of directors or compensation committee.

           REPORT OF COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors (the "Committee") was established in October 1998 and is responsible for reviewing and making recommendations to the Board regarding the compensation and benefits for the Company's officers, other employees and directors, as well as compensation matters generally. The Committee also administers the Company's stock plans.

COMPENSATION PHILOSOPHY AND POLICY

     The policy of the Committee is to attract and retain executive officers and employees through the payment of competitive base salaries and to encourage and reward performance through bonuses and stock ownership. The objectives of the Committee are to:

     - ensure that there is an appropriate relationship between executive compensation and the creation of stockholder value;

     - ensure that the total compensation program will motivate, retain and attract executives of outstanding abilities; and

     - ensure that current cash and equity incentive opportunities are competitive with comparable companies.

     The 1998 Stock Plan (the "Stock Plan") has been designed to comply with the $1 million compensation deduction cap under Section 162(m) of the Internal Revenue Code, as amended.

ELEMENTS OF COMPENSATION

     Compensation for executive officers includes both cash and equity elements.

     Cash compensation consists of (i) base salary which is determined on the basis of the level of responsibility, expertise and experience of the executive officer, taking into account competitive conditions in the industry, (ii) cash bonuses up to an established percentage of base salary, subject to meeting all or a portion of targeted objectives and (iii) deferred cash bonuses.

     Ownership of the Company's Common Stock is a key element of executive compensation. Executive officers and other employees of the Company are eligible to participate in the Stock Plan and the 1998 Employee Stock Purchase Plan (the "Purchase Plan"). The Stock Plan permits the Board of Directors or the Committee to grant stock options to employees on such terms as the Board or the Committee may determine. The Committee has the sole authority to grant stock options to executive officers of the Company and is currently administering stock option grants to all employees. In determining the size of a stock option grant to a new executive officer or other employee, the Committee takes into account equity participation by comparable employees within the Company, external competitive circumstances and other relevant factors. Additional options may be granted to current executive officers and employees to reward exceptional performance or to provide additional unvested equity incentives. These options typically vest over a four-year period and thus require the employee's continuing service to the Company. The Purchase Plan permits employees to acquire Common Stock of the Company through payroll deductions and promotes broad-based equity participation throughout the Company. The Committee believes that such stock plans align the interests of the employees with the long-term interests of the stockholders.

     The Company also maintains a 401(k) retirement savings plan (the "401(k) Plan"). The 401(k) Plan provides that each participant may contribute up to 8% of his or her pre-tax gross compensation (up to a statutory prescribed annual limit of $10,000 in 1998).

FISCAL 1998 EXECUTIVE COMPENSATION

     Executive compensation for fiscal 1998 included base salary, cash bonuses and deferred bonuses based upon achievement of corporate goals and individual performance goals. Executive officers, like other employees, were eligible for option grants under the Stock Plan and to participate in the Purchase Plan.

CHIEF EXECUTIVE OFFICER COMPENSATION FOR FISCAL 1998

     In fiscal 1998, Mr. Kilcullen received a salary of $270,000, a bonus of $422,600 and a deferred bonus of $233,402. Mr. Kilcullen's salary and bonuses for fiscal 1998 were based on the same factors considered for each executive officer, as previously described. In fiscal 1998, the Company also granted Mr. Kilcullen options to purchase 250,000 shares of the Company's Class A Common Stock and contributed on behalf of Mr. Kilcullen $14,400 to the Company's Employee Stock Ownership Plan.

                                          COMPENSATION COMMITTEE
                                          OF THE BOARD OF DIRECTORS

                                          Jack A. Hoeft
                                          Lawrence B. Levy

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total return to stockholders on the Company's Common Stock with the cumulative total return of the Nasdaq Stock Market (U.S.) Index and the Dow Jones Publishing Index. The graph assumes that $100 was invested on July 28, 1998 (the date of the Company's initial public offering) in the Company's Class A Common Stock, the Nasdaq Stock Market (U.S.) Index and the Dow Jones Publishing Index, assuming reinvestment of dividends, if any. No dividends have been declared or paid on the Company's Class A Common Stock. Note that historic stock price performance is not necessarily indicative of future stock price performance.

              COMPARISON OF 2 MONTH CUMULATIVE TOTAL RETURN* AMONG
IDG BOOKS WORLDWIDE, INC. THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE DOW JONES
                                PUBLISHING INDEX

                                                       'IDG BOOKS                 NASDAQ STOCK                  DOW JONES
                                                    WORLDWIDE, INC.'           MARKET (U.S.) INDEX          PUBLISHING INDEX
                                                    ----------------           -------------------          ----------------
7/28/98                                                  100.00                      100.00                      100.00
7/31/98                                                  103.23                       98.91                       92.94
8/31/98                                                   74.19                       79.58                       85.16
9/30/98                                                   70.97                       90.55                       79.97

* ASSUMES $100 INVESTED ON 7/28/98 IN CLASS A COMMON STOCK, AT THE OPENING SALES PRICE, OR ON 6/30/98 IN INDEX, INCLUDING REINVESTMENT OF DIVIDENDS THROUGH FISCAL YEAR ENDING SEPTEMBER 30.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

     It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy card in the enclosed envelope.

                                          THE BOARD OF DIRECTORS

Foster City, California
January 13, 1999

                            IDG BOOKS WORLDWIDE, INC.
                                 1998 STOCK PLAN
                                  (as amended)


     1.   Purposes of the Plan. The purposes of this 1998 Stock Plan are:

          o to attract and retain the best available personnel for positions of substantial responsibility,

          o to provide additional incentive to Employees, Directors and Consultants, and

          o    to promote the success of the Company's business.

     Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

     2.   Definitions. As used herein, the following definitions shall apply:

          (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

          (b) "Affiliate" means any corporation or other organization that directly, or indirectly through one or more intermediaries, is at least ten percent (10%) owned by the Company.

          (c) "Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

          (d)  "Board" means the Board of Directors of the Company.

          (e)  "Code" means the Internal Revenue Code of 1986, as amended.

          (f) "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

          (g)  "Common Stock" means the common stock of the Company.

          (h) "Company" means IDG Books Worldwide, Inc., a Delaware corporation.

          (i) "Consultant" means any person, including an advisor, (i) engaged by the Company or an Affiliate, Parent or Subsidiary to render services to such entity or (ii) who is an Employee of an Affiliate.

          (j)  "Director" means a member of the Board.

          (k)  "Disability" means total and permanent disability as defined in
Section 22(e)(3) of the Code.

          (l) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (n) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

               (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

               (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (o) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (p) "Inside Director" means a Director who is an Employee of the Company or any Subsidiary of the Company.

          (q) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (r) "Notice of Grant" means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

          (s) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (t)  "Option" means a stock option granted pursuant to the Plan.

          (u) "Option Agreement" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

          (v) "Option Exchange Program" means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

          (w) "Optioned Stock" means the Common Stock subject to an Option or Stock Purchase Right.

          (x) "Optionee" means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

          (y) "Outside Director" means a Director who is not an Employee of the Company or a Subsidiary of the Company.

          (z) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (aa) "Plan" means this 1998 Stock Plan, as amended from time to time.

          (bb) "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan.

          (cc) "Restricted Stock Purchase Agreement" means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

          (dd) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (ee) "Section 16(b)" means Section 16(b) of the Exchange Act.

          (ff) "Service Provider" means an Employee, Director or Consultant.

          (gg) "Share" means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

          (hh) "Stock Purchase Right" means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

          (ii) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 2,850,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

     If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

     4.   Administration of the Plan.

          (a)  Procedure.

               (i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

               (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

               (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

               (iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

          (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

               (i)  to determine the Fair Market Value;

               (ii) to select the Service Providers to whom Options and Stock Purchase Rights may be granted hereunder;

               (iii) to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

               (iv) to approve forms of agreement for use under the Plan;

               (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

               (vi) to reduce the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;

               (vii) to institute an Option Exchange Program;

               (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

               (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

               (x) to modify or amend each Option or Stock Purchase Right (subject to Section 16(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

               (xi) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

               (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

               (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

          (c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

     5. Eligibility. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

     6.   Limitations.

          (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this
Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

          (b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

          (c) On the date grants of Options under the Plan are required to comply with Section 162(m) of the Code, the following limitations shall apply to grants of Options:

               (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 500,000 Shares.

               (ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 500,000 Shares which shall not count against the limit set forth in subsection (i) above.

               (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
Section 14.

               (iv) If an Option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 14), the canceled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

     7. Term of Plan. Subject to Section 20 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 16 of the Plan.

     8. Term of Option. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement. Prior to the date the Common Stock is listed on a national securities exchange or a national market system which qualifies under Section 25100(o) of the Corporations Code of California, the term of each Option shall be no more than ten (10) years from the date of grant.

     9.   Option Exercise Price and Consideration.

          (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

               (i)  In the case of an Incentive Stock Option

                    (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                    (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               (ii) In the case of a Nonstatutory Stock Option granted:

                    (A) prior to the date the Common Stock is listed on a national securities exchange or a national market system which qualifies under
Section 25100(o) of the Corporations Code of California:

                         (1)  to a Service Provider who, at the time the
Nonstatutory Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Affiliate, Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                         (2)  granted to any other Service Provider, the per
Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

                    (B) to any Service Provider, on or after the date the Common Stock is listed on a national securities exchange or a national market system which qualifies under Section 25100(o) of the Corporations Code of California, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

          (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised; provided, however, that prior to the date the Common Stock is listed on a national securities exchange or a national market system which qualifies under Section 25100(o) of the Corporations Code of California, except in the case of Options granted to Officers, Directors, and Consultants, Options shall vest and become exercisable at a rate of no less than 20% per year over five (5) years from the date the Options are granted.

          (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

               (i)  cash;

               (ii) check;

               (iii) promissory note;

               (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

               (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

               (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

               (vii) any combination of the foregoing methods of payment; or

               (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

     10.  Exercise of Option.

          (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted to Officers and Directors hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

               An Option shall be deemed exercised when the Company receives:
(i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

               Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. Prior to the date the Common Stock is listed on a national securities exchange or a national market system which qualifies under Section 25100(o) of the Corporations Code of California, such Option must remain exercisable for a period of at least thirty
(30) days after the

Optionee ceases to be a Service Provider. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. Prior to the date the Common Stock is listed on a national securities exchange or a national market system which qualifies under Section 25100(o) of the Corporations Code of California, such Option must remain exercisable for a period of at least six (6) months after the Optionee ceases to be a Service Provider due to Optionee's disability. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. Prior to the date the Common Stock is listed on a national securities exchange or a national market system which qualifies under Section 25100(o) of the Corporations Code of California, such Option must remain exercisable for a period of at least six (6) months after the Optionee ceases to be a Service Provider. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the Time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

     11.  Stock Purchase Rights.

          (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the

Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator. Prior to the date the Common Stock is listed on a national securities exchange or a national market system which qualifies under Section 25100(o) of the Corporations Code of California, the terms of the offer of Stock Purchase Rights under the Plan shall comply in all respects with Section 260.140.42 of Title 10 of the California Code of Regulations.

          (b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator; provided, however, that prior to the date the Common Stock is listed on a national securities exchange or a national market system which qualifies under Section 25100(o) of the Corporations Code of California, except with respect to Shares purchased by Officers, Directors, and Consultants, the repurchase option shall in no case lapse at a rate of less than 20% per year over five (5) years from the date of purchase.

          (c) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

          (d) Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 14 of the Plan.

     12. Non-Transferability of Options and Stock Purchase Rights. Unless determined otherwise by the Administrator (provided, however, that such determination shall occur only on or after the date the Common Stock is listed on a national securities exchange or a national market system which qualifies under Section 25100(o) of the Corporations Code of California), an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

     13.  Automatic Option Grants to Outside Directors.

          (a) First Option. Each Outside Director shall be automatically granted an Option to purchase 10,000 Shares (the "First Option") on the date on which the later of the following events occurs: (A) the consummation of the Company's initial public offering of Common Stock, or (B) the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive a First Option.

          (b) Subsequent Option. Each Outside Director shall be automatically granted an Option to purchase 5,000 Shares (a "Subsequent Option") on March 1st of each year provided he or she is then an Outside Director and if as of such date, he or she shall have served on the Board for at least the preceding six
(6) months.

          (c) Terms of Options. The term of First Options and Subsequent Options granted hereunder shall be as follows:

               (A)  the term of the Option shall be ten (10) years.

               (B) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant. In the event that the date of grant is not a trading day, the exercise price per Share shall be the Fair Market Value on the next trading day immediately following the date of grant.

               (C) one-third of the Shares subject to the Option shall vest on the date of grant, and 1/3 of the Shares subject to the Option shall vest on the anniversary of the date of grant in each year thereafter so that 100% of the Shares subject to the Option shall be vested two (2) years from the grant date, subject to the Optionee remaining a Service Provider as of such vesting dates.

          (d) Special Provisions Relating to Parent Officers and Directors. The provisions of this Section 13(d) shall apply to Outside Directors who are officers or directors of a Parent ("Outside Parent Directors"). First Options and Subsequent Options that would otherwise be issuable to Outside Parent Directors pursuant to Section 13(a) or (b) ("Parent Options") shall be issued to the Parent or its designee on the following terms and subject to the following conditions and limitations:

               (A) Each Parent Option shall be issued in accordance with the written notice of the Parent to the Company (the "Parent Option Notice"), delivered prior to the date of issuance of such Parent Option, pursuant to action taken by the Parent's board of directors or an appropriate committee thereof.

               (B) Each Parent Option Notice may designate, in lieu of the Outside Parent Director with respect to whose services the Parent Option is being issued, one or more recipients of such Parent Option, or portions thereof, provided that each such designee must be the Parent or a Service Provider.

               (C) No Outside Parent Director shall be entitled to receive any Parent Option or portion thereof unless he or she has been designated in a Parent Option Notice to receive same.

               (D) In the absence of a Parent Option Notice with respect to a Parent Option, such Option shall be issued to the Parent.

               (E) No First Option shall be issued with respect to an Outside Parent Director who replaces an Outside Parent Director with respect to whom a First Option was issued.

               (F) Notwithstanding the provisions of Section 13(c)(C), vesting of a Parent Option held by the Parent shall be subject to the Outside Parent Director with respect to whom the Option was issued, or a replacement Outside Parent Director, remaining a Director as of the vesting dates of such Option.

               (G) Notwithstanding the provisions of Section 12, each Parent Option issued to the Parent shall be transferrable, but only to a Service Provider. Further transfers of such Option shall be subject to Section 12.

     14. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

          (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an

Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

          (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, unless otherwise provided for in any employment, compensation or other agreement with any Optionee, the Administrator shall determine in its sole discretion, whether or not each Optionee shall fully vest in and have the right to exercise, the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If the Administrator determines that the Options or Stock Purchase Rights become fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen
(15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

     15. Date of Grant. The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

     16.  Amendment and Termination of the Plan.

          (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

          (b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

          (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

     17.  Conditions Upon Issuance of Shares.

          (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b) Investment Representations. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     18. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     19. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     20. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

     21. Information to Optionees and Purchasers. Prior to the date the Common Stock is listed on a national securities exchange or a national market system which qualifies under Section 25100(o) of the Corporations Code of California, the Company shall provide to each Optionee and to each individual who acquires Shares pursuant to the Plan, not less frequently than annually during the period such Optionee or purchaser has one or more Options or Stock Purchase Rights outstanding, and, in the case of an individual who acquires Shares pursuant to the Plan, during the period such individual owns such Shares, copies of annual financial statements. The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.

                                     PROXY

                           IDG BOOKS WORLDWIDE, INC.

                      SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints John J. Kilcullen and Steven H. Berkowitz, and each of them, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of IDG Books Worldwide, Inc. (the "Company") held of record by the undersigned on December 15, 1998 at the Annual Meeting of the Stockholders of the Company to be held on February 9, 1999 and any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

-----------                                                          -----------
SEE REVERSE                                                          SEE REVERSE
    SIDE            CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE
-----------                                                          -----------




                                  DETACH HERE
--------------------------------------------------------------------------------

[X] Please mark
    votes as in
    this example

1.  Election of Directors
    Nominees: John K. Kilcullen, Patrick J. McGovern, James A. Casella, Kelly P. Conlin, Jack A. Hoeft, Lawrence B. Levy

                          FOR                   WITHHELD
                          [ ]                     [ ]

    [ ]
        -------------------------------------------
        For all nominees except as noted above

2.  Approve Amendment to the Company's 1998 Stock Plan.

              FOR             AGAINST            ABSTAIN
              [ ]               [ ]                [ ]

3.  Ratify the Appointment of Deloitte & Touche LLP as Independent Accountants.

              FOR             AGAINST            ABSTAIN
              [ ]               [ ]                [ ]

4. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

                               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

Please sign exactly as your name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature:                                   Date:
           --------------------------------        -----------------------

Signature:                                   Date:
           --------------------------------        -----------------------